Registration No. __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARK RESTAURANTS CORP.
(Exact name of registrant as specified in its charter)

New York	13-3156768
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

85 Fifth Avenue
New York, NY	10003
(Address of principal executive offices)	(Zip Code)

2004 Stock Option Plan
(Full title of the plan)

Michael P. Buck, Esq., Secretary and General Counsel
Ark Restaurants Corp.
85 Fifth Avenue
New York, NY 10003
(Name and address of agent for service)

(212) 206-8800
(Telephone number, including area code, of agent for service)

A copy of all communications, including communications sent to the agent for service should be sent to:
Ernest M. Stern, Esq.
Daniel J. MacTough, Esq.
Seyfarth Shaw LLP
815 Connecticut Avenue, N.W., Suite 500
Washington, D.C. 20006-4004
(202) 828-5364
Fax No.: (202) 641-9264

CALCULATION OF REGISTRATION FEE
		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered	per share	price	registration fee
Common stock	450,000	$ 36.99 (1)	$ 16,445,500	$ 511

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) on the basis of the last sale price reported for the registrant’s common stock on August 9, 2007.

NOTE

     This Registration Statement filed by Ark Restaurants Corp. (the “Registrant”) includes a form of prospectus to be used by certain persons who may be deemed to be affiliates of the Registrant in connection with the resale of shares of common stock received by such persons upon the exercise of options granted under the Registrant’s 2004 Stock Option Plan.

PROSPECTUS

Ark Restaurants Corp.
450,000 Shares of Common Stock

     We have prepared this prospectus so certain of our officers and directors may resell shares of our common stock. The selling stockholders acquired or may acquire the shares offered by this prospectus upon exercise of options granted or to be granted under our 2004 Stock Option Plan.

     The maximum number of shares that may be offered or sold under this prospectus is subject to adjustment in the event of stock splits or dividends, recapitalizations and other similar changes affecting the common stock. Our common stock is quoted on the Nasdaq Global Market under the symbol ARKR. We will receive none of the proceeds from the sale of the common stock offered by this prospectus, but we will receive the exercise price upon exercise of the options.

     We anticipate that the selling stockholders will offer shares of common stock for resale at prevailing prices on the Nasdaq Global Market (or such other market upon which our common stock may then trade) on the date of sale. On August 9, 2007, the last reported sale price of our common stock on the Nasdaq Global Market was $36.99 per share.

     You should carefully read and consider the section of this prospectus titled “Risk Factors” beginning on page 4 before buying any shares of our common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 14, 2007.

Table of Contents
Forward-Looking Statements	1

Available Information	1

Documents Incorporated By Reference	1

Company Overview	3

Risk Factors	4

Use of Proceeds	9

Selling Stockholders	9

Plan of Distribution	10

Legal Matters	11

Experts	11

SEC Position on Indemnification for Securities Act Liabilities	11

——————————

     We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Ark Restaurants Corp. except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

     This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

  except the common stock offered by this prospectus;
  in any jurisdiction in which the offer or solicitation is not authorized;
  in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;
  to any person to whom it is unlawful to make the offer or solicitation; or
  to any person who is not a United States resident or who is outside the jurisdiction of the United States.

     The delivery of this prospectus or any accompanying sale does not imply that:

  there have been no changes in the affairs of Ark Restaurants Corp. after the date of this prospectus; or
  the information contained in this prospectus is correct after the date of this prospectus.

FORWARD-LOOKING STATEMENTS

     Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under “Risk Factors” as well as in other places in this prospectus. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

AVAILABLE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at l-800-SEC-0330 for further information about the operation of the Public Reference Room. Our public filings are also available from commercial document retrieval services and at the Internet site maintained by the SEC at http://www.sec.gov. We distribute to our stockholders annual reports containing audited financial statements.

     The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to investors by referring them to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this document. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

DOCUMENTS INCORPORATED BY REFERENCE

  Annual Report on Form 10-K for the fiscal year ended September 30, 2006.
  Quarterly Reports on Form 10-Q for the quarters ended December 30, 2006 and March 31, 2007;
  Current Reports on Form 8-K filed on October 10, 2006, December 4, 2006, December 20, 2006, February 13, 2007, April 12, 2007, May 15, 2007, May 23, 2007 and July 25, 2007;
  The description of the registrant’s common stock contained in its registration statement on Form S-18, Registration Statement No. 33-00964.

     All documents we file after the date of this prospectus pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus modifies or supersedes such previous statement and any statement contained in this prospectus shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference in this prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this prospectus (excluding exhibits, unless such exhibits are specifically incorporated by reference into the information which this prospectus incorporates). Written requests for copies of such information should be directed to Ark Restaurants Corp., 85 Fifth Avenue, New York, New York 10003, Attention: Secretary. Telephone requests may be directed to the Secretary at (212) 206-8800.

     Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

ARK RESTAURANTS CORP.

COMPANY OVERVIEW

     We are a New York corporation formed in 1983. As of the fiscal year ended September 30, 2006, we owned and/or operated 23 restaurants and bars, 25 fast food concepts, catering operations, and wholesale and retail bakeries through its subsidiaries. Initially our facilities were located only in New York City. As of the fiscal year ended September 30, 2006, seven of our restaurants are located in New York City, four are located in Washington, D.C., eight are located in Las Vegas, Nevada, two are located in Atlantic City, New Jersey, and two are located at the Foxwoods Resort Casino in Ledyard, Connecticut. As of the fiscal year ended September 30, 2006, our Las Vegas operations included:

  three restaurants within the New York-New York Hotel & Casino Resort, and operation of the resort’s room service, banquet facilities, employee dining room and nine food court operations;
  two restaurants, two bars and three food court facilities at the Venetian Casino Resort; and
  one restaurant within the Forum Shops at Caesar’s Shopping Center.

     In 2004, we established operations in Florida which include five fast food facilities in Tampa, Florida and eight fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. All pre-opening expenses were borne by outside investors who invested in a limited liability company established to develop, construct, operate and manage these facilities. We are the managing member of this limited liability company and, through this limited liability company, we lease and manage the operations of each of these facilities in exchange for a monthly management fee equal to five-percent of the gross receipts of these facilities. Neither we nor any of our subsidiaries contributed any capital to this limited liability company. None of the obligations of this limited liability company are guaranteed by us, and investors in this limited liability company have no recourse against us or any of our assets.

     In December 2005, we established operations in Atlantic City, New Jersey by opening a bar, Luna Lounge, and a separate restaurant, a Gallagher’s Steakhouse, in the Resorts Atlantic City Hotel and Casino.

     During the fiscal year ended September 30, 2006, we established operations at the Foxwoods Resort Casino in Ledyard, Connecticut by opening a restaurant, The Fifth Street Cafe, in its newly expanded poker room in March 2006 and a fast-casual restaurant, Lucky Seven, in the Bingo Hall in May 2006. All pre-opening expenses were borne by outside investors who invested in a limited liability company established to develop, construct, operate and manage these facilities. We are the managing member of this limited liability company and, through this limited liability company, we lease and manage the operations of each of these facilities in exchange for a monthly management fee equal to five-percent of the gross receipts of these facilities. Neither we nor any of our subsidiaries contributed any capital to this limited liability company. None of the obligations of this limited liability company are guaranteed by us, and investors in this limited liability company have no recourse against us or any of our assets.

     In addition to the shift from a Manhattan-based operation to a multi-city operation, the nature of the facilities we operate has shifted from smaller, neighborhood restaurants to larger, destination restaurants intended to benefit from high patron traffic attributable to the uniqueness of the restaurant’s location. Most of our restaurants which are in operation and which have been opened in recent years are of the latter description. As of the fiscal year ended September 30, 2006, these include the restaurant operations at the New York-New York Hotel & Casino in Las Vegas, Nevada (1997); the Stage Deli located at the Forum Shops in Las Vegas, Nevada; Red, located at the South Street Seaport in New York (1998); Thunder Grill in Union Station, Washington, D.C. (1999); two restaurants and four food court facilities at the Venetian Casino Resort in Las Vegas, Nevada (2000); the 13 fast food facilities in Tampa, Florida and Hollywood, Florida, respectively (2004); the Gallagher’s Steakhouse and Luna Lounge in the Resorts Atlantic City Hotel and Casino in Atlantic City, New Jersey (2005); and The Fifth Street Cafe and the fast-casual restaurant in the Bingo Hall at the Foxwoods Resort Casino in Ledyard, Connecticut (2006).

     Further, in September 2006, we entered into an agreement to lease a to be named Mexican restaurant at the to be developed Planet Hollywood Resort and Casino (formerly known as the Aladdin Resort and Casino) in Las Vegas, Nevada, and entered into an agreement to purchase the restaurant known as the Durgin Park Restaurant and the Black Horse Tavern in Boston, Massachusetts. The obligation to pay rent for the to be named Mexican restaurant is not effective until the restaurant opens for business. We anticipate this restaurant to open during the third quarter of our 2007 fiscal year. We began operating the Durgin Park Restaurant and the Black Horse Tavern in January 2007.

     Finally, in December 2006, we expanded our operations at the Foxwoods Resort Casino by opening The Grill At Two Trees in the Two Trees Inn, a facility owned by the Mashantucket Pequot Tribal Nation and a part of the Foxwoods Resort Casino, in Ledyard, Connecticut.

     The names and themes of each of our restaurants are different except for our two America restaurants, two Sequoia restaurants, two Gonzalez Y Gonzalez restaurants and two Gallagher’s Steakhouse restaurants. The menus in our restaurants are extensive, offering a wide variety of high quality foods at generally moderate prices. Of our restaurants owned or managed as of September 30, 2006, only the Lutece restaurant may be classified as expensive. The Lutece restaurant was closed effective December 3, 2006. The atmosphere at many of the restaurants is lively and extremely casual. Most of the restaurants have separate bar areas. A majority of our net sales are derived from dinner as opposed to lunch service. Most of the restaurants are open seven days a week and most serve lunch as well as dinner.

     While decor differs from restaurant to restaurant, interiors are marked by distinctive architectural and design elements which often incorporate dramatic interior open spaces and extensive glass exteriors. The wall treatments, lighting and decorations are typically vivid, unusual and, in some cases, highly theatrical.

     Our executive offices are located at 85 Fifth Avenue, New York, New York 10003, and our telephone number is (212) 206-8800. Our website is www.arkrestaurants.com. The information on our website does not constitute part of this prospectus.

RISK FACTORS

     The following are the most significant risk factors applicable to us:

Risks Related To Our Business

Our unfamiliarity with new markets may present risks, which could have a material adverse effect on our future growth and profitability.

     Due to higher operating costs caused by temporary inefficiencies typically associated with expanding into new regions and opening new restaurants, such as lack of market awareness and acceptance and limited availability of experienced staff, continued expansion may result in an increase in our operating costs. New markets may have different competitive conditions, consumer tastes and discretionary spending patterns than our existing markets, which may cause our restaurants in these new markets to be less successful than our restaurants in our existing markets. We cannot assure you that restaurants in new markets will be successful.

     Our ability to open new restaurants efficiently is subject to a number of factors beyond our control, including:

  Selection and availability of suitable restaurant sites;
  Negotiation of acceptable lease or purchase terms for such sites;
  Negotiation of reasonable construction contracts and adequate supervision of construction;

  Our ability to secure required governmental permits and approvals for both construction and operation;
  Availability of adequate capital;
  General economic conditions; and
  Adverse weather conditions.

     We may not be successful in addressing these factors, which could adversely affect our ability to open new restaurants on a timely basis, or at all. Delays in opening or failures to open new restaurants could cause our business, results of operations and financial condition to suffer.

Terrorism and war may have material adverse effect on our business.

     Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of violence or war in the United States or abroad, such as the war in Iraq, may affect the markets in which we operate and our business, results of operations and financial conditions. The potential near-term and long-term effects these events may have on our business operations, our customers, the markets in which we operate and the economy is uncertain. Because the consequences of any terrorist attacks, or any armed conflicts, are unpredictable, we may not be able to foresee events that could have an adverse effect on our markets or our business.

Our profitability is dependent in large measure on food, beverage and supply costs which are not within our control.

     Our profitability is dependent in large measure on our ability to anticipate and react to changes in food, beverage and supply costs. Various factors beyond our control, including climatic changes and government regulations, may affect food and beverage costs. Specifically, our dependence on frequent, timely deliveries of fresh beef, poultry, seafood and produce subjects us to the risks of possible shortages or interruptions in supply caused by adverse weather or other conditions, which could adversely affect the availability and cost of any such items. We cannot assure you that we will be able to anticipate or react to increasing food and supply costs in the future. The failure to react to these increases could materially and adversely affect our business, results of operations and financial condition.

The restaurant industry is affected by changes in consumer preferences and discretionary spending patterns that could result in a reduction in our revenues.

     Consumer preferences could be affected by health concerns or by specific events such as the outbreak of or scare caused by “mad cow disease”, the popularity of the Atkins diet and the South Beach diet and changes in consumer preferences, such as “carb consciousness”. If we were to have to modify our restaurants’ menus, we may lose customers who would be less satisfied with a modified menu, and we may not be able to attract a new customer base to generate the necessary revenues to maintain our income from restaurant operations. A change in our menus may also result in us having different competitors. We may not be able to successfully compete against established competitors in the general restaurant market. Our success also depends on various factors affecting discretionary consumer spending, including economic conditions, disposable consumer income, consumer confidence and the United States participation in military activities.

     Adverse changes in these factors could reduce our customer base and spending patterns, either of which could reduce our revenues and results of operations.

Our geographic concentrations could have a material adverse effect on our business, results of operations and financial condition.

     We currently operate in seven regions, New York City, Washington, D.C., Las Vegas, Nevada, Tampa and Hollywood, Florida, Atlantic City, New Jersey, Ledyard, Connecticut and Boston Massachusetts, and our Las Vegas, Florida, Atlantic City, and Connecticut operations are all located in casinos. As a result, we are particularly susceptible to adverse trends and economic conditions in these markets, including its labor market, and the casino market in general, which could have a negative impact on our profitability as a whole.

     In addition, given our geographic concentration, negative publicity regarding any of our restaurants could have a material adverse effect on our business, results of operations and financial condition, as could other regional occurrences such as acts of terrorism, local strikes, natural disasters or changes in laws or regulations.

Our operating results may fluctuate significantly due to seasonality and other factors beyond our control.

     Our business is subject to seasonal fluctuations, which may vary greatly depending upon the region of the United States in which a particular restaurant is located. In addition to seasonality, our quarterly and annual operating results and comparable unit sales may fluctuate significantly as a result of a variety of factors, including:

  The amount of sales contributed by new and existing restaurants;
  The timing of new openings;
  Increases in the cost of key food or beverage products;
  Labor costs for our personnel;
  Our ability to achieve and sustain profitability on a quarterly or annual basis;
  Adverse weather;
  Consumer confidence and changes in consumer preferences;
  Health concerns, including adverse publicity concerning food-related illness;
  The level of competition from existing or new competitors;
  Economic conditions generally and in each of the market in which we are located; and
  Acceptance of a new or modified concept in each of the new markets in which we could be located.

     These fluctuations make it difficult for us to predict and address in a timely manner factors that may have a negative impact on our business, results of operations and financial condition.

Any expansion may strain our infrastructure, which could slow restaurant development.

     Any expansion may place a strain on our management systems, financial controls, and information systems. To manage growth effectively, we must maintain the high level of quality and service at our existing and future restaurants. We must also continue to enhance our operational, information, financial and management systems and locate, hire, train and retain qualified personnel, particularly restaurant managers. We cannot predict whether we will be able to respond on a timely basis to all of the changing demands that any expansion will impose on management and those systems and controls. If we are not able to effectively manage any one or more of these or other aspects of expansion, our business, results of operations and financial condition could be materially adversely affected.

We could face labor shortages, increased labor costs and other adverse effects of varying labor conditions.

     The development and success of our restaurants depend, in large part, on the efforts, abilities, experience and reputations of the general managers and chefs at such restaurants. In addition, our success depends in part upon our ability to attract, motivate and retain a sufficient number of qualified employees, including restaurant managers, kitchen staff and wait staff. Qualified individuals needed to fill these positions are in short supply and the inability to recruit and retain such individuals may delay the planned openings of new restaurants or result in high employee turnover in existing restaurants. A significant delay in finding qualified employees or high turnover of existing employees could materially and adversely affect our business, results of operations and financial condition. Also, competition for qualified employees could require us to pay higher wages to attract sufficient qualified employees, which could result in higher, labor costs. In addition, increases in the minimum hourly wage, employment tax rates and levies, related benefits costs, including health insurance, and similar matters over which we have no control may increase our operating costs.

Unanticipated costs or delays in the development or construction of future restaurants could prevent our timely and cost-effective opening of new restaurants.

     We depend on contractors and real estate developers to construct our restaurants. Many factors may adversely affect the cost and time associated with the development and construction of our restaurants, including:

  Labor disputes;
  Shortages of materials or skilled labor;
  Adverse weather conditions;
  Unforeseen engineering problems;
  Environmental problems;
  Construction or zoning problems;
  Local government regulations;
  Modifications in design; and
  Other unanticipated increases in costs.

     Any of these factors could give rise to delays or cost overruns, which may prevent us from developing additional restaurants within our anticipated budgets or time periods or at all. Any such failure could cause our business, results of operations and financial condition to suffer.

We may not be able to obtain and maintain necessary federal, state and local permits which could delay or prevent the opening of future restaurants.

     Our business is subject to extensive federal, state and local government regulations, including regulations relating to:

  Alcoholic beverage control;
  The purchase, preparation and sale of food;
  Public health and safety;
  Sanitation, building, zoning and fire codes; and

  Employment and related tax matters.

     All of these regulations impact not only our current operations but also our ability to open future restaurants. We will be required to comply with applicable state and local regulations in new locations into which we expand.

     Any difficulties, delays or failures in obtaining licenses, permits or approvals in such new locations could delay or prevent the opening of a restaurant in a particular area or reduce operations at an existing location, either of which would materially and adversely affect our business, results of operations and financial condition.

The restaurant industry is affected by litigation and publicity concerning food quality, health and other issues, which can cause guests to avoid our restaurants and result in liabilities.

     Health concerns, including adverse publicity concerning food-related illness, although not specifically related to our restaurants, could cause guests to avoid our restaurants, which would have a negative impact on our sales. We may also be the subject of complaints or litigation from guests alleging food-related illness, injuries suffered on the premises or other food quality, health or operational concerns. A lawsuit or claim could result in an adverse decision against us that could have a material adverse effect on our business and results of operations. We may also be subject to litigation which, regardless of the outcome, could result in adverse publicity. Adverse publicity resulting from such allegations may materially adversely affect us and our restaurants, regardless of whether such allegations are true or whether we are ultimately held liable. Such litigation, adverse publicity or damages could have a material adverse effect on our competitive position, business, results of operations and financial condition and results of operations.

Many of our operations are located in casinos and much of our success will be dependent on the success of those casinos.

     The success of the business of our restaurants located in Las Vegas, Nevada, Atlantic City, New Jersey, Tampa and Hollywood, Florida, and Ledyard, Connecticut will be substantially dependent on the success of the casinos in which the company operates in these locations to attract customers for themselves and for our restaurants. The successful operation of the casinos in these locations is subject to various risks and uncertainties including:

  The risk associated with governmental approvals of gaming;
  The risk of a change in laws regulating gaming operations;
  Operating in a limited market;
  Competitive risks relating to casino operations; and
  Risks of terrorism and war.

Risks Related To Our Common Stock

The fact that a relatively small number of investors hold our publicly traded common stock could cause our stock price to fluctuate.

     The market price of our common stock could fluctuate as a result of sales by our existing stockholders of a large number of shares of our common stock in the market or the perception that such sales could occur. A large number of shares of our common stock is concentrated in the hands of a small number of individual and institutional investors and is thinly traded. An attempt to sell by a large holder could adversely affect the price of our stock.

Ownership of approximately 66% of our outstanding common stock by twelve stockholders will limit your ability to influence corporate matters.

     A substantial majority of our capital stock is held by a limited number of stockholders. Twelve stockholders, including our officers and directors and parties affiliated with or related to such persons or to us, own approximately 66% of the shares of common stock outstanding. Accordingly, such stockholders will likely have a strong influence on major decisions of corporate policy, and the outcome of any major transaction or other matters submitted to our stockholders or board of directors, including potential mergers or acquisitions, and amendments to our Amended and Restated Certificate of Incorporation.

     Stockholders other than these principal stockholders are therefore likely to have little influence on decisions regarding such matters.

The price of our common stock may fluctuate significantly.

     The price at which our common stock will trade may fluctuate significantly. The stock market has from time to time experienced significant price and volume fluctuations. The trading price of our common stock could be subject to wide fluctuations in response to a number of factors, including:

  Fluctuations in quarterly or annual results of operations;
  Changes in published earnings estimates by analysts and whether our actual earnings meet or exceed such estimates;
  Additions or departures of key personnel; and
  Changes in overall stock market conditions, including the stock prices of other restaurant companies.

     In the past, companies that have experienced extreme fluctuations in the market price of their stock have been the subject of securities class action litigation. If we were to be subject to such litigation, it could result in substantial costs and a diversion of our management’s attention and resources, which may have a material adverse effect on our business, results of operations, and financial condition.

USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares offered by this prospectus. However, we expect to use the proceeds from the exercise of the options for working capital and other general corporate purposes.

SELLING STOCKHOLDERS

     The shares offered by this prospectus are being registered for reoffers and resales by the selling stockholders, who have acquired or may acquire such shares pursuant to the exercise of options. The selling stockholders named below may resell all, a portion or none of such shares from time to time.

	Number of	Percentage of	Number of	Number of	Percentage of
	shares owned	shares owned	shares to be	shares owned	shares owned
Selling Stockholders	before sale (1)	before sale (2)	sold (3)	after sale	after sale

Michael Weinstein	1,094,498 (4)	30.2%	37,500	1,056,998	29.5%
(Chairman, President and
Chief Executive Officer)

Robert Towers	47,300 (5)	1.3%	27,500	19,800	*
(Executive Vice President,
Treasurer, Chief Operating
Officer and Director)

9

	Number of	Percentage of	Number of	Number of	Percentage of
	shares owned	shares owned	shares to be	shares owned	shares owned
Selling Stockholders	before sale (1)	before sale (2)	sold (3)	after sale	after sale

Vincent Pascal	64,308 (6)	1.8	27,500	36,808	1.0%
(Senior Vice President and
Director)

Paul Gordon	34,000 (6)	*	27,500	6,500	*
(Senior Vice President)

Robert Stewart	28,800 (6)	*	27,500	1,300	*
(Chief Financial Officer)

Marcia Allen	5,000 (7)	*	5,000	–	–
(Director)

Bruce R. Lewin	271,666 (8)	7.6%	5,000	266,666	7.4%
(Director)

Steven Shulman	14,300 (7)	*	5,000	–	*
(Director)

Arthur Stainman	51,000 (9)	1.4%	5,000	–	1.3%
(Director)

Stephen Novick	5,000 (7)	*	5,000	–	–
(Director)

* Represents less than 1% of the issued and outstanding common stock.

(1)   Unless indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes of this table, a person is deemed to be the beneficial owner of all common stock that he has the right to acquire, regardless of whether such right is presently exercisable. Each beneficial owner’s percentage ownership is determined by assuming that rights to acquire shares of common stock that are held by such person (but not those held by any other person) have been exercised.

(2)   Based on 3,581,799 shares of common stock outstanding as of July 26, 2007.

(3)   Does not represent shares that may be acquired pursuant to the exercise of options to be granted in the future under the 2004 Stock Option Plan and subsequently sold pursuant to this prospectus.

(4)   Includes 20,849 shares owned by The Weinstein Foundation, a private foundation of which Mr. Weinstein acts as trustee and as to which shares Mr. Weinstein has shared investment and shared voting power, and 12,500 shares issuable pursuant to stock options exercisable within 60 days after the date of this prospectus. Also includes 25,000 shares issuable pursuant to stock options that are not exercisable within 60 days after the date of this prospectus.

(5)   Includes 900 shares owned by Mr. Tower’s spouse in her IRA and 17,500 shares issuable pursuant to stock options exercisable within 60 days after the date of this prospectus. Also includes 10,000 shares issuable pursuant to stock options that are not exercisable within 60 days after the date of this prospectus.

(6)   Includes 17,500 shares issuable pursuant to stock options exercisable within 60 days after the date of this prospectus. Also includes 10,000 shares issuable pursuant to stock options that are not exercisable within 60 days after the date of this prospectus.

(7)  Includes 5,000 shares issuable pursuant to stock options that are not exercisable within 60 days after the date of this prospectus.

(8)   Includes 1,500 shares owned by Mr. Lewin in his Individual Retirement Account (“IRA”). Also includes 5,000 shares issuable pursuant to stock options that are not exercisable within 60 days after the date of this prospectus.

(9)   Includes 11,800 shares owned by Mr. Stainman’s spouse and 11,700 shares held by investment advisory clients of First Manhattan Co. (“FMC”), as to which FMC and Mr. Stainman, in his capacity as Managing Member of First Manhattan LLC, the sole general partner of FMC, share dispositive and voting power. Also includes 5,000 shares issuable pursuant to stock options that are not exercisable within 60 days after the date of this prospectus.

PLAN OF DISTRIBUTION

     The shares may be sold or transferred for value by the selling stockholders, or by pledgees, donees, transferees or other successors in interest to the selling stockholders, in one or more transactions on the Nasdaq Global Market (or any successor stock exchange), in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholders may effect such transactions by selling the shares to or through brokers-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions). The selling stockholders, and any broker-dealers that participate in the distribution of the shares, may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by individual selling stockholders will be borne by such selling stockholders.

     Upon our being notified by a selling stockholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, we will file a prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the name of each of such selling stockholder and the participating broker-dealers, (b) the number of shares involved, (c) the price at which such shares are being sold, (d) the commissions paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and (f) other facts material to the transaction.

     In addition to any such number of shares sold hereunder, a selling stockholder may, at the same time, sell any shares of common stock, including the shares offered by this prospectus, owned by such person in compliance with all of the requirements of Rule 144 under the Securities Act, regardless of whether such shares are covered by this prospectus.

     There is no assurance that any of the selling stockholders will sell any or all of the shares offered by this prospectus.

     We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

LEGAL MATTERS

     Seyfarth Shaw LLP, Washington, D.C., will pass upon the validity of the shares of our common stock.

EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference have been incorporated in reliance on the report of J.H. Cohn LLP, our independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed with the SEC by Ark Restaurants Corp. pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this registration statement:

(a)	Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

(b)	Quarterly Reports on Form 10-Q for the quarters ended December 30, 2006 and March 31, 2007;

(c)	Current Reports on Form 8-K filed on October 10, 2006, December 4, 2006, December 20, 2006, February 13, 2007, April 12, 2007, May 15, 2007, May 23, 2007 and July 25, 2007;

(d)	The description of the registrant’s common stock contained in its registration statement on Form S-18, Registration Statement No. 33-00964.

      All documents the registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Nothing in this Registration Statement shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     (A) The registrant’s authority to indemnify its officers and directors is governed by the provisions of Sections 721 through 726 of the Business Corporation Law of the State of New York (the “BCL”), by the Certificate of Incorporation of the registrant, and by the registrant’s By-laws.

     (B) The Certificate of Incorporation of the registrant provides as follows:

The personal liability of the directors of the Corporation to the Corporation or its shareholders for damages for any breach of duty as a director is hereby eliminated to the fullest extent permitted by the Business Corporation Law of the State of New York as the same may be amended and supplemented. The Corporation shall, to the fullest extent permitted by the New York Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any indemnified person may be entitled under any by-laws, agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such person.

(C) Article V, Section 4 of the registrant’s By-Laws provides as follows:

The Corporation shall, to the fullest extent permitted by the New York Business Corporation Law as amended or supplemented, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law.

The Corporation may enter into indemnification agreements with any officers, directors or other persons whom it shall have power to indemnify, when and as determined by the Board of Directors.

     (D) The Board of Directors of the registrant authorized the registrant to enter into indemnity agreements with officers and directors of the registrant when and as determined by the Board of Directors. Pursuant to the foregoing authority, the registrant has entered into indemnity agreements with each of its directors and certain of its officers.

      The indemnity agreements obligate the registrant to provide the maximum protection allowed under the BCL. The indemnity agreements supplement and increase the protection afforded to officers and directors under the Certificate of Incorporation in the following respects:

1. The indemnity agreements establish the presumption that the officer or director has met the standard of conduct required for indemnification, as prescribed under the BCL. Indemnification will be made unless the Board of Directors, independent legal counsel or the stockholders of the registrant determines that the applicable standard of conduct has not been met.

2. The indemnity agreements provide that litigation expenses shall be paid promptly by the registrant as they are incurred or shall be advanced on behalf of the officer or director as may be appropriate against delivery of invoices therefor in advance of indemnification, provided that if it is ultimately determined that such officer or director is not entitled to indemnification for such expenses he or she shall promptly repay such amounts to the registrant.

3. In the event of a determination by the Board of Directors, independent legal counsel or the stockholders of the registrant that an officer or director did not meet the standard of conduct required for indemnification, the indemnity agreements allow such officer or director to contest this determination by petitioning a court to make an independent determination of whether such officer or director is entitled to indemnification under the indemnity agreements.

4. The indemnity agreements explicitly provide for partial indemnification of costs and expenses in the event that an officer or director is not entitled to full indemnification under the terms of the indemnity agreements.

5. The indemnity agreements cannot be unilaterally modified or amended by the registrant, the Board of Directors or the stockholders of the registrant.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors pursuant to the provisions described above or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      The following exhibits are filed as part of this registration statement:

4.1	2004 Stock Option Plan (incorporated by reference to Attachment B to the registrant’s definitive Proxy Statement on Schedule 14A with respect to the 2004 Annual Meeting of Shareholders, filed on January 29, 2004)

4.2	Form of option agreement

5.1	Opinion of Seyfarth Shaw LLP on legality

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Seyfarth Shaw LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to this registration statement)

Item 9. Undertakings.

(a)  The undersigned registrant will:

     (1)  File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i)  Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii)  Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii)  Include any additional or changed material information on the plan of distribution. Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2)  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3)  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4)  For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

           (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

           (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on August 13, 2007

ARK RESTAURANTS CORP.

By:	/s/ Michael Weinstein
Name: Michael Weinstein
Title: President and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Weinstein and Michael P. Buck, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

	Chairman, President and Chief	August 13, 2007
/s/ Michael Weinstein	Executive Officer
Michael Weinstein

/s/ Vincent Pascal	Senior Vice President and Director	August 13, 2007
Vincent Pascal

Executive Vice President, Treasurer,
/s/ Robert Towers	Chief Operating Officer and	August 13, 2007
Robert Towers	Director

/s/ Robert Stewart	Chief Financial Officer	August 13, 2007
Robert Stewart

/s/ Marcia Allen	Director	August 13, 2007
Marcia Allen

/s/ Steven Shulman	Director	August 13, 2007
Steven Shulman

/s/ Paul Gordon	Senior Vice President and Director	August 13, 2007
Paul Gordon

/s/ Bruce R. Lewin	Director	August 13, 2007
Bruce R. Lewin

/s/ Arthur Stainman	Director	August 13, 2007
Arthur Stainman

/s/ Stephen Novick	Director	August 13, 2007
Stephen Novick

The following exhibits are filed herewith or by incorporation by reference as part of this Registration Statement on Form S-8:

Exhibit No.	Description

4.1	2004 Stock Option Plan *
4.2	Form of option agreement **
5.1	Opinion on legality **
23.1	Consent of Independent Registered Public Accounting Firm **
23.2	Consent of Seyfarth Shaw LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page to this registration statement)

*    Previously filed
**  Filed herewith